1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com
Contact:
Zachary A. Nagle, Investor Relations — 201-847-5453
Colleen T. White, Corporate Communications — 201-847-5369
BD ANNOUNCES RESULTS FOR 2011 FIRST FISCAL QUARTER
•	Reports diluted earnings per share from continuing operations of $1.35, including approximately $0.07 related to the timing of certain tax benefits. These benefits were included in the Company’s full year guidance provided on its 2010 year-end earnings conference call.

•	Reports revenues of $1.842 billion, a decrease of 1.4 percent year-over-year.

•	Reaffirms full fiscal year 2011 guidance of reported revenues and EPS to increase about 4 percent and between 11 percent and 13 percent, respectively.
Franklin Lakes, NJ (February 7, 2011) — BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $1.842 billion for the first fiscal quarter ended December 31, 2010, representing a decrease of 1.4 percent from the prior-year period. On a foreign currency-neutral basis, revenue decreased 1.5 percent. The revenue decline reflects an unfavorable comparison to the prior year of about 4 percentage points due to strong sales related to the pandemic flu and U.S. stimulus revenues in fiscal 2010.
The Company also repurchased $837 million of its common stock during the quarter. BD continues to plan aggregate share repurchases of $1.5 billion in fiscal 2011 and an additional $600 million in fiscal 2012.
“We are pleased with our performance in the first fiscal quarter given the challenging environment,” said Edward J. Ludwig, Chairman and Chief Executive Officer. “While revenue came in slightly below our expectations, our discipline around operational excellence enabled us to deliver earnings per share in line with our previous guidance. We continued to return significant value to shareholders, while also investing in geographic expansion, new product platforms and operational excellence programs.”

First Quarter Earnings
Reported diluted earnings per share for the first quarter were $1.35, compared with $1.25 in the prior-year period, representing an 8.0 percent increase. On a foreign currency-neutral basis, diluted earnings per share for the first quarter increased by 4.8 percent.
For the quarter, reported diluted earnings per share from continuing operations included an approximate $0.07 favorable impact due to the timing of certain tax benefits. These benefits, which were reflected in our previous full year guidance, resulted from certain first quarter events, including the retroactive extension of the U.S. research tax credit.
Segment Results
In the BD Medical segment, worldwide revenues for the quarter were $927 million, representing a decrease of 4.5 percent compared with the prior-year period, or a decrease of 4.3 percent on a foreign currency-neutral basis. The segment’s revenue decline reflects an unfavorable comparison to the prior year of about 6 percentage points due to strong sales related to the H1N1 flu pandemic in fiscal year 2010, partially offset by solid growth in the Diabetes Care unit with particularly strong growth in pen needles.
In the BD Diagnostics segment, worldwide revenues for the quarter were $602 million, representing an increase of 1.0 percent compared with the prior-year period, or 0.6 percent on a foreign currency-neutral basis. Segment revenue growth was negatively impacted by about 2 percentage points due to strong sales related to the flu pandemic in fiscal year 2010. The segment growth was primarily driven by strong sales in Preanalytical Systems safety-engineered products, and Women’s Health and Cancer in the Diagnostic Systems unit.
In the BD Biosciences segment, worldwide revenues for the quarter were $314 million, representing an increase of 3.7 percent compared with the prior-year period, or 3.5 percent on a foreign currency-neutral basis. Segment revenue growth was negatively impacted by about 2 percentage points due to strong sales related to stimulus spending in the U.S. in fiscal year 2010. Segment growth was primarily driven by instrument and reagent sales in the Cell Analysis unit.
Geographic Results
First quarter revenues in the U.S. were $829 million, representing a decrease of 2.9 percent compared with the prior-year period, including a negative impact of 6.0 percentage points due to flu pandemic-related sales in fiscal year 2010. Revenues outside of the U.S. were $1.013 billion, representing a decrease of 0.2 percent compared with the prior-year period, or a decrease of 0.3 percent on a foreign currency-neutral basis. International revenue growth was negatively impacted by about 3 percentage points related to the flu pandemic in fiscal year 2010. Revenues reflected continued strength in emerging markets, which was partially offset by a decline in sales in Europe.
Company Reaffirms Previously Communicated Fiscal Year 2011 Guidance
The Company continues to estimate that reported revenues for the full fiscal year 2011 will increase about 4 percent compared to fiscal year 2010. The Company also continues to expect reported diluted earnings per share from continuing operations for fiscal year 2011 to be between $5.45 and $5.55, an increase of approximately 11 to 13 percent over fiscal year 2010. Diluted earnings per share from continuing operations for fiscal year 2011 are expected to increase 10 to 12 percent over adjusted diluted earnings per share from continuing operations, excluding specified item, of $4.94 for fiscal year 2010. The specified item represents a 2010 non-cash charge of $0.04 cents per share related to healthcare reform impacting Medicare Part D reimbursements.
Conference Call Information
A conference call regarding BD’s first quarter results and its expectations for the full fiscal year 2011 will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 10:00 a.m. (ET) Tuesday, February 8, 2011. The related slides are available concurrent with this press release at www.bd.com/investors. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-642-1687 (domestic) and 1-706-645-9291 (international) through the close of business on Tuesday, February 15, 2011, access code 37117544.
Non-GAAP Financial Measures
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables and the Form 8-K that BD filed today with the SEC.
About BD
BD is a leading global medical technology company that develops, manufactures and sells medical devices, instrument systems and reagents. The Company is dedicated to improving people’s health throughout the world. BD is focused on improving drug delivery, enhancing the quality and speed of diagnosing infectious diseases and cancers, and advancing research, discovery and production of new drugs and vaccines. BD’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs approximately 29,000 associates in more than 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. For more information, please visit www.bd.com.
***
This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. Forward-looking statements may be identified by the use of words such as “expect”, “estimate” or words of similar meaning in conjunction with statements of our future performance. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to: the unknown consequences of the recently-enacted healthcare reform in the United States, including the impact of the reduction in Medicare and Medicaid payments to hospitals, pharmaceutical companies and other customers, which could reduce demand for our products and increase downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic downturn on our ability to access credit markets and finance our operations, the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; competitive factors; pricing and market share pressures; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; our ability to successfully integrate any businesses we acquire; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended December 31,
	2010	2009	% Change

REVENUES	$1,842,005	$1,868,818	(1.4)

Cost of products sold	865,431	894,324	(3.2)
Selling and administrative	447,954	445,673	0.5
Research and development	115,542	99,151	16.5

TOTAL OPERATING COSTS AND EXPENSES	1,428,927	1,439,148	(0.7)

OPERATING INCOME	413,078	429,670	(3.9)

Interest income	15,222	8,789	73.2
Interest expense	(15,553)	(12,987)	19.8
Other expense, net	(4,596)	(2,354)	95.2

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	408,151	423,118	(3.5)

Income tax provision	93,875	119,025	(21.1)

INCOME FROM CONTINUING OPERATIONS	314,276	304,093	3.3

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $223 AND $4,617, RESPECTIVELY	1,661	12,283	NM

NET INCOME	$315,937	$316,376	(0.1)

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.38	$1.28	7.8
Income from discontinued operations	$0.01	$0.05	(80.0)
Net income	$1.39	$1.33	4.5

Diluted:
Income from continuing operations	$1.35	$1.25	8.0
Income from discontinued operations	$0.01	$0.05	(80.0)
Net income	$1.36	$1.30	4.6

AVERAGE SHARES OUTSTANDING

Basic	228,083	237,360
Diluted	232,915	242,965

NM — Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Three Months Ended December 31,
	2010	2009	% Change

BD MEDICAL
United States	$405,527	$432,576	(6.3)
International	521,020	538,096	(3.2)

TOTAL	$926,547	$970,672	(4.5)

BD DIAGNOSTICS
United States	$308,851	$310,205	(0.4)
International	292,871	285,269	2.7

TOTAL	$601,722	$595,474	1.0

BD BIOSCIENCES
United States	$114,224	$110,636	3.2
International	199,512	192,036	3.9

TOTAL	$313,736	$302,672	3.7

TOTAL REVENUES
United States	$828,602	$853,417	(2.9)
International	1,013,403	1,015,401	(0.2)

TOTAL	$1,842,005	$1,868,818	(1.4)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31,
(Unaudited; Amounts in thousands)

	United States
	2010	2009	% Change

BD MEDICAL
Medical Surgical Systems	$254,254	$273,991	(7.2)
Diabetes Care	99,585	96,564	3.1
Pharmaceutical Systems	51,688	62,021	(16.7)

TOTAL	$405,527	$432,576	(6.3)

BD DIAGNOSTICS
Preanalytical Systems	$162,059	$156,236	3.7
Diagnostic Systems	146,792	153,969	(4.7)

TOTAL	$308,851	$310,205	(0.4)

BD BIOSCIENCES
Cell Analysis	$80,255	$77,604	3.4
Discovery Labware	33,969	33,032	2.8

TOTAL	$114,224	$110,636	3.2

TOTAL UNITED STATES	$828,602	$853,417	(2.9)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2010	2009	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$258,474	$259,186	(0.3)	(2.2)	1.9
Diabetes Care	114,297	104,957	8.9	8.8	0.1
Pharmaceutical Systems	148,249	173,953	(14.8)	(10.9)	(3.9)

TOTAL	$521,020	$538,096	(3.2)	(2.8)	(0.4)

BD DIAGNOSTICS
Preanalytical Systems	$150,569	$143,930	4.6	4.0	0.6
Diagnostic Systems	142,302	141,339	0.7	(0.3)	1.0

TOTAL	$292,871	$285,269	2.7	1.9	0.8

BD BIOSCIENCES
Cell Analysis	$160,487	$153,731	4.4	4.6	(0.2)
Discovery Labware	39,025	38,305	1.9	(0.1)	2.0

TOTAL	$199,512	$192,036	3.9	3.6	0.3

TOTAL INTERNATIONAL	$1,013,403	$1,015,401	(0.2)	(0.3)	0.1

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2010	2009	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$512,728	$533,177	(3.8)	(4.7)	0.9
Diabetes Care	213,882	201,521	6.1	6.1	—
Pharmaceutical Systems	199,937	235,974	(15.3)	(12.4)	(2.9)

TOTAL	$926,547	$970,672	(4.5)	(4.3)	(0.2)

BD DIAGNOSTICS
Preanalytical Systems	$312,628	$300,166	4.2	3.9	0.3
Diagnostic Systems	289,094	295,308	(2.1)	(2.6)	0.5

TOTAL	$601,722	$595,474	1.0	0.6	0.4

BD BIOSCIENCES
Cell Analysis	$240,742	$231,335	4.1	4.2	(0.1)
Discovery Labware	72,994	71,337	2.3	1.2	1.1

TOTAL	$313,736	$302,672	3.7	3.5	0.2

TOTAL REVENUES	$1,842,005	$1,868,818	(1.4)	(1.5)	0.1

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
SAFETY REVENUES
(Unaudited; Amounts in thousands)

	Three Months Ended December 31,
			% Change
	2010	2009	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$283,782	$291,815	(2.8)	(2.8)	—
International	169,254	155,129	9.1	7.5	1.6

TOTAL	$453,036	$446,944	1.4	0.9	0.5

BY SEGMENT
BD Medical	$213,309	$221,174	(3.6)	(4.3)	0.7
BD Diagnostics	239,727	225,770	6.2	5.8	0.4

TOTAL	$453,036	$446,944	1.4	0.9	0.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS FISCAL 2010
Revised for discontinued operations of certain Medical segment divestitures
(Unaudited; Amounts in thousands)

	United States
	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Year

BD MEDICAL
Medical Surgical Systems	$273,991	$237,174	$239,866	$256,290	$1,007,322
Diabetes Care	96,564	92,515	96,071	98,633	383,783
Pharmaceutical Systems	62,021	52,078	45,824	45,308	205,231

TOTAL	$432,576	$381,767	$381,761	$400,231	$1,596,336

BD DIAGNOSTICS
Preanalytical Systems	$156,236	$149,932	$159,228	$162,024	$627,421
Diagnostic Systems	153,969	142,909	144,293	145,697	586,867

TOTAL	$310,205	$292,841	$303,521	$307,721	$1,214,288

BD BIOSCIENCES
Cell Analysis	$77,604	$78,183	$84,365	$86,765	$326,916
Discovery Labware	33,032	38,968	39,781	37,244	149,025

TOTAL	$110,636	$117,151	$124,146	$124,009	$475,941

TOTAL UNITED STATES	$853,417	$791,759	$809,428	$831,961	$3,286,565

	International
	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Year

BD MEDICAL
Medical Surgical Systems	$259,186	$244,090	$253,687	$245,724	$1,002,687
Diabetes Care	104,957	95,471	101,081	100,468	401,976
Pharmaceutical Systems	173,953	200,305	208,993	212,182	795,433

TOTAL	$538,096	$539,866	$563,761	$558,374	$2,200,096

BD DIAGNOSTICS
Preanalytical Systems	$143,930	$137,738	$144,298	$144,421	$570,386
Diagnostic Systems	141,339	125,093	128,450	139,322	534,205

TOTAL	$285,269	$262,831	$272,748	$283,743	$1,104,591

BD BIOSCIENCES
Cell Analysis	$153,731	$164,292	$146,068	$160,230	$624,322
Discovery Labware	38,305	40,661	38,906	38,887	156,759

TOTAL	$192,036	$204,953	$184,974	$199,117	$781,081

TOTAL INTERNATIONAL	$1,015,401	$1,007,650	$1,021,483	$1,041,234	$4,085,768

	Total
	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Year

BD MEDICAL
Medical Surgical Systems	$533,177	$481,264	$493,553	$502,014	$2,010,009
Diabetes Care	201,521	187,986	197,152	199,101	785,759
Pharmaceutical Systems	235,974	252,383	254,817	257,490	1,000,664

TOTAL	$970,672	$921,633	$945,522	$958,605	$3,796,432

BD DIAGNOSTICS
Preanalytical Systems	$300,166	$287,670	$303,526	$306,445	$1,197,807
Diagnostic Systems	295,308	268,002	272,743	285,019	1,121,072

TOTAL	$595,474	$555,672	$576,269	$591,464	$2,318,879

BD BIOSCIENCES
Cell Analysis	$231,335	$242,475	$230,433	$246,995	$951,238
Discovery Labware	71,337	79,629	78,687	76,131	305,784

TOTAL	$302,672	$322,104	$309,120	$323,126	$1,257,022

TOTAL REVENUES	$1,868,818	$1,799,409	$1,830,911	$1,873,195	$7,372,333

Certain quarterly amounts may not add to the year-to-date totals due to rounding.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS FISCAL 2009
Revised for discontinued operations of certain Medical segment divestitures
(Unaudited; Amounts in thousands)

	United States
	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Year

BD MEDICAL
Medical Surgical Systems	$244,037	$231,041	$244,077	$255,168	$974,324
Diabetes Care	88,465	83,233	91,330	88,590	351,618
Pharmaceutical Systems	42,652	43,065	43,460	48,353	177,529

TOTAL	$375,154	$357,339	$378,867	$392,111	$1,503,471

BD DIAGNOSTICS
Preanalytical Systems	$149,230	$147,436	$155,760	$156,328	$608,754
Diagnostic Systems	138,338	137,677	143,614	149,160	568,789

TOTAL	$287,568	$285,113	$299,374	$305,488	$1,177,543

BD BIOSCIENCES
Cell Analysis	$77,379	$71,770	$70,518	$84,179	$303,846
Discovery Labware	36,372	32,269	37,618	39,046	145,305

TOTAL	$113,751	$104,039	$108,136	$123,225	$449,151

TOTAL UNITED STATES	$776,473	$746,491	$786,377	$820,824	$3,130,165

	International
	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Year

BD MEDICAL
Medical Surgical Systems	$211,595	$219,079	$230,934	$253,384	$914,990
Diabetes Care	91,541	85,159	94,521	92,098	363,319
Pharmaceutical Systems	152,129	178,085	220,503	224,195	774,914

TOTAL	$455,265	$482,323	$545,958	$569,677	$2,053,223

BD DIAGNOSTICS
Preanalytical Systems	$128,924	$131,029	$136,427	$138,297	$534,677
Diagnostic Systems	123,699	123,498	130,578	136,224	513,999

TOTAL	$252,623	$254,527	$267,005	$274,521	$1,048,676

BD BIOSCIENCES
Cell Analysis	$152,142	$159,223	$139,251	$150,055	$600,671
Discovery Labware	36,645	40,578	37,818	38,946	153,987

TOTAL	$188,787	$199,801	$177,069	$189,001	$754,658

TOTAL INTERNATIONAL	$896,675	$936,651	$990,032	$1,033,199	$3,856,557

	Total
	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Year

BD MEDICAL
Medical Surgical Systems	$455,632	$450,120	$475,011	$508,552	$1,889,314
Diabetes Care	180,006	168,392	185,851	180,688	714,937
Pharmaceutical Systems	194,781	221,150	263,963	272,548	952,443

TOTAL	$830,419	$839,662	$924,825	$961,788	$3,556,694

BD DIAGNOSTICS
Preanalytical Systems	$278,154	$278,465	$292,187	$294,625	$1,143,431
Diagnostic Systems	262,037	261,175	274,192	285,384	1,082,788

TOTAL	$540,191	$539,640	$566,379	$580,009	$2,226,219

BD BIOSCIENCES
Cell Analysis	$229,521	$230,993	$209,769	$234,234	$904,517
Discovery Labware	73,017	72,847	75,436	77,992	299,292

TOTAL	$302,538	$303,840	$285,205	$312,226	$1,203,809

TOTAL REVENUES	$1,673,148	$1,683,142	$1,776,409	$1,854,023	$6,986,722

Certain quarterly amounts may not add to the year-to-date totals due to rounding.